EXHIBIT 1.1

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 (0) 20 7516 7548

Tel: +44 (0) 20 7773 9098

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

50 Rockefeller Plaza

New York, New York 10020

Attn: High Grade Debt Capital Markets

Transaction Management/Legal

Fax: +1-212-901-7881

Tel: +1-646-855-0724

Daiwa Capital Markets Europe Limited

5 King William Street

London EC4N 7AX

United Kingdom

Attn.: Transaction Management

Fax: +44 20 7597 8644

Tel: +44 20 7597 8000

Exh. 1.1-1